Supplementary Agreement 2

Party A
Party A 1: Yunnan Shengshengyuan Technology Co., Ltd.
Uniform credit code: 91530112MA6K7D6E27
Tel.: 0871-65368255
Party A 2: Chen Yun
ID No.: 532233197806301917
Tel.: 13987695864

Party B: HK Aixin International Group Co., Ltd.
Tel.: 15183310999
Add.: Aixin Shangyan Hotel, No.3, Shuguang Road, Jinniu District, Chengdu City, Sichuan Province

Whereas, Party A and Party B have entered into a *Shares Transfer Agreement* (hereinafter referred to as "Original Agreement") and a *Supplementary Agreement* (the "First Supplement") with respect to the sale of the shares of Yunnan Runcangsheng Technology Co. Ltd. ("Runcangsheng");

Whereas, the Parties recognize that the financial statements of Runcangsheng indicate that its net worth is such that it is appropriate to reduce the purchase price to be paid to Party B to Party A for the shares of Runcangsheng;

Now therefore, the Parties have agreed as follows:

1. The shares transfer price provided for in the Original Agreement shall be changed from RMB 45,082,600.00 to RMB 31,557,820.00.

2 The Parties confirm that Party B has paid RMB4850000.00 to Party A in

respect of the share transfer price and there remains RMB 26707820.00 to be paid and that such amount will be paid in accordance with the First Supplement previously entered into by the Parties

3. This Supplementary Agreement 2 is an integral part of and has the same legal effect as the Original Agreement and the First Supplement previously entered into by the Parties.

Party A 1 (seal):

Authorized agent (signature): Hui Liang Jiao

Date: 2022年10月13日

Party A 2 (Signature): Chen Yun

Date: 2022年10月13日

Party B (seal):

Authorized representative (signature): Quanzhong Lin

Date: 2022年10月13日